UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501

(Address of principal executive offices)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

In the proxy statement that MeadWestvaco Corporation (the “Company”) provided to shareholders in connection with the Company’s 2011 annual stockholder meeting (the “Annual Meeting”), the Company’s Board of Directors recommended that the stockholders vote, on an advisory basis, in favor of an annual frequency for future “say-on-pay” votes. Say-on-pay votes are periodic, nonbinding stockholder votes to approve the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statements, and are required under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

At the Annual Meeting on April 18, 2011, approximately 80% of the shares voting on the matter voted in favor of an annual frequency for say-on-pay votes. On August 23, 2011, the Company’s Board of Directors approved an annual frequency for future say-on-pay votes. As a result, the Company expects that a say-on-pay vote will be held each year through 2017, when the next stockholder vote on the frequency of say-on-pay votes is required under the Exchange Act.

The results of the stockholder votes at the Annual meeting were disclosed by the Company on a Current Report on Form 8-K filed on April 21, 2011 (the “Original Report”). This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Company’s decision on the frequency of future say-on-pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: August 24, 2011		John J. Carrara
Assistant Secretary